Exhibit 16.1
July 25, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Navitas Semiconductor Corporation’s Form 8-K dated July 19, 2023, and have the following comments:

1.We agree with the statements made in paragraphs 2 and 3 of Item 4.01(a).

2.We have no basis on which to agree or disagree with the statements made in the first paragraph of Item 4.01(a) and the statements made in Item 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP